UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 25, 2006	0-29768
Date of Report (Date of earliest event reported)	Commission File Number

24/7 REAL MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3995672
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)

132 West 31st Street
New York, New York 10001
(Address of Principal Executive Offices) (Zip Code)

(212) 231-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act

Item 8.01 Other Events.

As previously reported, on September 26, 2003, 24/7 Real Media, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with The Riverview Group LLC (the “Investor”).  Pursuant to the terms of the Purchase Agreement, the Investor purchased a subordinated convertible debenture (the “Debenture”) with a principal face amount of $15,000,000 and an interest rate of 2% per annum.  The original maturity date of the Debenture was September 26, 2006, subject to extension in accordance with the terms of the Debenture.

On September 25, 2006, the Investor notified the Company of its election to extend the maturity date of the Debenture until September 26, 2009.   None of the other terms of the Debenture or the Purchase Agreement were amended.

The foregoing description is only a summary and is qualified in its entirety by reference to the aforementioned transaction documents.  The Purchase Agreement and the form of Debenture were previously filed as exhibits to a Form 8-K filed with the Commission on September 29, 2003, and are hereby incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

24/7 REAL MEDIA, INC.

Date: September 26, 2006	By:	/s/ Mark E. Moran
Mark E. Moran
Executive Vice President and General Counsel